                                                                    Exhibit 16.1

October 10, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of ION Networks, Inc.'s Form 8-K dated October 10, 2003, and have the following comments:

         1.       We agree with the  statements  made in paragraphs 1, 2, 4, and
                  5. We also agree with the statement made in sentence 1 of paragraph 6.

         2. We have no basis on which to agree or disagree with the statements made in paragraphs 3, 7 and sentence 2 in paragraph 6.


Yours truly,


Deloitte & Touche
Parsippany, NJ